ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment and Assumption of Lease is made as of the 2nd day of November, 1999, by and between Struthers, Inc., a Nevada corporation ("Assignor") and Legred Struthers Genetics, Inc., a Nevada corporation ("Assignee").

                                  WITNESSETH:

     Whereas, Assignee is a wholly owned subsidiary of Assignor; and

     Whereas, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to that certain Lease dated November 2, 1999, by and between Assignor, as Tenant, and Bret Legred and Julie Legred as Lessors, for premises described in Exhibit "A" attached hereto (the "Lease");

     Now, therefore, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

     1. ASSIGNMENT. Assignor hereby assigns, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as defined below), all of assignor's right, title and interest as Tenant in and to the Lease.

     2. ASSUMPTION. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume the lessee's obligations under the Lease arising and accruing on and after the Effective Date, and will assume observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the leassee under the Lease which arise and accrue on and after the Effective Date and are to be observed, performed and fulfilled by the lessee named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the Tenant named therein.

     3. INDEMNIFICATION. Assignee hereby indemnifies Assignor, and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all the obligations of the lessee thereunder which are to be performed on or after the Effective Date. Assignee agrees that the obligations assumed shall benefit the Lessors named in the Lease as well as Assignor and is subject to the terms of the Lease by which both Assignee and Assignor agree to be bound.

     4. SUCCESSORS AND ASSIGNS. The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. COUNTERPARTS. This Assignment and Assumption of Lease may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

     6. EFFECTIVE DATE. The "Effective Date," as used herein, shall mean November 2, 1999.

     7. AUTHORITY. the contractual authority of the Assignor to enter into this agreement is set out in Section 10.2 of the Lease.

ASSIGNOR:

STRUTHERS, INC.

BY /s/ DOUGLAS W. BEATTY
   ---------------------
   Douglas W. Beatty, President

ASSIGNEE:

LEGRED STRUTHERS GENETICS, INC.

BY /S/ DOUGLAS W. BEATTY
   ---------------------
   Douglas W. Beatty, President

                                            MY COMMISSION EXPIRES MARCH 18, 2008

STATE OF SOUTH CAROLINA  )
                         )   ss.:
COUNTY OF CHARLESTON     )

     On the 16th day of December, 1999, before me personally came Douglas W. Beatty, to me known, who being by me duly sworn, did depose and say that he is the President of Struthers, Inc., the corporation described in and which executed the foregoing Assignment and Assumption of Lease agreement and that he signed his name thereto by order of the Board of Directors of said corporation.


/s/ RHETT SEABROOK
------------------
Notary Public





                                            MY COMMISSION EXPIRES MARCH 18, 2008

STATE OF SOUTH CAROLINA  )
                         )   ss.:
COUNTY OF CHARLESTON     )

     On the 16th day of December, 1999, before me personally came Douglas W. Beatty, to me known, who being by me duly sworn, did depose and say that he is the President of Legred Struthers Genetics, Inc., the corporation described in and which executed the foregoing Assignment and Assumption of Lease agreement and that he signed his name thereto by order of the Board of Directors of said corporation.






/s/ RHETT SEABROOK
------------------
Notary Public

                                  EXHIBIT "A"

The Northwest Quarter of the Southwest Quarter of Section Nineteen (19) in township One Hundred One (101) North, Range Twenty-five (25) West of the Fifth Principal Meridian in the County of Faribault and State of Minnesota.

A tract commencing at the Southwest corner of the Southwest Quarter of the Northwest Quarter of said Section Nineteen (19), running thence East 39 rods, thence North 24 rods, thence West 39 rods, thence South 24 rods to the point of beginning.

Excepting from the above two tracts the following described premises:

     A tract of land in the Southwest Quarter of the Northwest Quarter and the Northwest Quarter of the Southwest Quarter of Section 19, Township 101 North, Range 25 West in Faribault County, Minnesota described as follows:

               Beginning at the Southwest corner of the Northwest Quarter of
               Section 19, Township 101 North, Range 25 West in Faribault County, Minnesota; thence South 0 degrees 00 minutes 00 seconds West (assumed bearing) along the West line of the Southwest Quarter a distance of 75.92 feet; thence North 90 degrees 00 minutes 00 seconds East a distance of 503.00 feet to an iron pipe survey marker; thence North 0 degrees 00 minutes 00 seconds East a distance of 471.92 feet, more or less, to the North line of the South 396.00 feet of the Southwest Quarter of the Northwest Quarter of Section 19; thence Westerly along the North line of the South 396.00 feet of the Southwest Quarter of the Northwest Quarter a distance of 503.00 feet to the West line of the Northwest Quarter; thence South 0 degrees 00 minutes 00 seconds West along the West line of the Northwest Quarter a distance of
               396.00 feet to the point of beginning. Subject to an easement for public roadway right-of-way along the West line of Section 19.